Exhibit 99.1

Harris Corporation Reports Preliminary Fiscal 2013 Third
Quarter Results and Revises Fiscal 2013 Guidance

Announces Restructuring Actions

MELBOURNE, Florida, April 11, 2013 — Harris Corporation (NYSE:HRS) today announced preliminary financial results for the third quarter that were weaker than expected and reduced its fiscal year 2013 guidance primarily due to delays in tactical radio procurements resulting from government budget uncertainty and the increased likelihood that key international tactical radio orders will be awarded later in the year than previously expected or pushed into early next fiscal year. Additionally, operating performance in the Integrated Network Solutions segment was weaker than expected as a result of a delayed software release in Healthcare Solutions and slower revenue growth in CapRock Communications.

Third quarter fiscal 2013 income from continuing operations is expected to be approximately $1.12 per diluted share. Revenue in the third quarter of fiscal 2013 is expected to be approximately $1.20 billion. The tax rate is expected to be about 27 percent for the third quarter and about 31 percent for the fiscal year. Fiscal 2013 guidance for income from continuing operations has been reduced from a previous range of $5.00 to $5.20 per diluted share to a range of $4.60 to $4.70, excluding charges related to restructuring and other actions ($3.95 to $4.33 per diluted share on a GAAP basis). Revenue is now expected to decline 6 to 7 percent compared to the prior year. A reconciliation of GAAP to non-GAAP financial measures is provided in the table.

“Operating under a continuing resolution followed by sequestration and the related indecision surrounding how sequestration budget cuts will be implemented has delayed U.S. Government procurement decisions and reduced spending,” said William M. Brown, president and chief executive officer. “The uncertainty is unprecedented, and the political budgetary process is progressing slowly. As a result, we are not anticipating a return to typical procurement processes before the end of our fiscal year.”

To align resources with the current business outlook, the company expects to implement company-wide restructuring and other actions primarily in the fourth quarter, including workforce reductions, facility consolidation, and prepayment of debt, resulting in pre-tax charges in the range of $65 to $115 million and generating net annualized cost savings of approximately $40 to $50 million.

“These cost actions, in addition to our ongoing focus on operational excellence and reducing discretionary spending, show our determination to adapt to the challenging fiscal environment while continuing to invest in R&D and strategic growth initiatives,” said Brown. “The delayed international tactical radio orders continue to be solid opportunities in our pipeline, and we remain keenly focused on integrating and improving execution in Healthcare Solutions and CapRock Communications. We strongly believe that the technology, innovation and affordable solutions that Harris brings to the marketplace are well-aligned with our customers’ priorities and are at the core of what will continue to make Harris a success.”

Harris Corporation will host a conference call on Tuesday, April 30, 2013, at 8:30 Eastern Time (ET) to discuss its third quarter fiscal 2013 financial results. The company will issue a press release reporting its third quarter results at approximately 6:30 a.m. ET on April 30. The dial-in numbers for the teleconference are (877) 474-9504 (U.S.) and (857) 244-7557 (International), using participant code 46595003. Please allow at least 10 minutes before the scheduled start time to connect to the teleconference. Participants are encouraged to listen via webcast, which will be broadcast live at www.harris.com/conference-call. A recording of the call will be available on the Harris website beginning at 12 p.m. ET on April 30.

About Harris Corporation
Harris is an international communications and information technology company serving government and commercial markets in more than 125 countries. Headquartered in Melbourne, Florida, the company has approximately $5.5 billion of annual revenue and about 15,000 employees — including 6,000 engineers and scientists. Harris is dedicated to developing best-in-class assured communications® products, systems and services. Additional information about Harris Corporation is available at www.harris.com.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC, including the revised guidance range for expected income from continuing operations per diluted share for fiscal 2013, excluding estimated charges related to restructuring and other actions expected to be implemented primarily in the fourth quarter of fiscal 2013. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The revised guidance range for expected income from continuing operations per diluted share for fiscal 2013, excluding estimated charges related to restructuring and other actions expected to be implemented primarily in the fourth quarter of fiscal 2013 is a financial measure that is not defined by GAAP and should be viewed in addition to, and not in lieu of income from continuing operations per diluted share and other financial measures on a GAAP basis. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: preliminary income from continuing operations per diluted share, revenue and tax rate for the third quarter of fiscal 2013; earnings, revenue and tax rate guidance for fiscal 2013; statements regarding the expected prepayment of debt and the amounts and timing of estimated charges for restructuring and other actions and the estimated cost-savings; and statements regarding outlook. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company’s consolidated results and the forward-looking statements could be affected by many factors, including but not limited to: the actual amounts or timing of charges for, and actual cost-savings from, restructuring and other actions; the loss of our relationship with the U.S. government or a shift in U.S. government funding; potential changes in U.S. government or customer priorities and requirements (including potential deferrals of awards, terminations, reductions of expenditures, changes to respond to the priorities of Congress and the Administration, budgetary constraints, debt ceiling implications, sequestration and cost-cutting initiatives); risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; the potential impact of a security breach, through cyber attack or otherwise, or other significant disruptions of our IT networks and systems or those we operate for customers; financial and government and regulatory risks relating to international sales and operations; the continued effects of the general downturn and weakness in the global economy and U.S. government’s budget deficits and national debt and sequestration; our ability to continue to develop new products that achieve market acceptance; the consequences of future geo-political events; strategic acquisitions and the risks and uncertainties related thereto, including our ability to manage and integrate acquired businesses; performance of our subcontractors and suppliers; potential claims that we are infringing the intellectual property rights of third parties; the successful resolution of patent infringement claims and the ultimate outcome of other contingencies, litigation and legal matters; risks inherent in developing new technologies; changes in our effective tax rate; the potential impact of natural disasters or other disruptions on our operations; the potential impact of changes in the regulatory framework that applies to, or of satellite bandwidth constraints on, our managed satellite and terrestrial communications solutions; the timing and impact of the anticipated disposition of the company’s Cyber Integrated Solutions operation and the timing and amount of anticipated gains, losses, impairments and charges related to such disposition; and changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired. Further information relating to factors that may impact the company’s results and forward-looking statements are disclosed in the company’s filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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Investor Relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com

Media inquiries: Jim Burke at 321-727-9131, or jim.burke@harris.com

For additional information, contact Harris Corporation at webmaster@harris.com.

Table 1
HARRIS CORPORATION
Reconciliation of Guidance for FY ‘13 Income from Continuing Operations per Diluted Share Attributable to Harris Corporation Common Shareholders
to Guidance for FY ‘13 Non-GAAP Income from Continuing Operations per Diluted Share Attributable to Harris Corporation Common Shareholders
(Unaudited)

Fiscal Year 2013
	Previous Guidance	Revised Guidance
GAAP income from continuing operations per diluted share
attributable to Harris Corporation common shareholders	$5.00 to $5.20	$3.95 to $4.33
Charges associated with restructuring and other actions (1)	-	.37 to .65

Non-GAAP income from continuing operations per diluted share
attributable to Harris Corporation common shareholders	$5.00 to $5.20	$4.60 to $4.70

(1)	Adjustments for estimated pre-tax charges of $65 million to $115 million ($41 million to $72 million after-tax or $.37 to $.65 per diluted share) in connection with company-wide restructuring and other actions the company expects to implement primarily in the fourth quarter of fiscal 2013, including workforce reductions, facility consolidation and prepayment of debt.